Exhibit 99.1

Four Oaks Fincorp, Inc. Declares 2008 Fourth Quarter Dividend

FOUR OAKS, N.C.--(BUSINESS WIRE)--October 28, 2008--Four Oaks Fincorp, Inc. (OTCBB: FOFN), holding company for Four Oaks Bank & Trust Company, today announced that the Board of Directors declared a cash dividend of 8.5 cents per share payable on or after December 8, 2008, to shareholders of record on November 28, 2008. This dividend is 6.3% higher than the fourth quarter 2007 dividend.

CONTACT:
Four Oaks Fincorp, Inc.
Ayden R. Lee, Jr., Chairman, President, and Chief
Executive Officer
or
Nancy S. Wise, Executive Vice President and Chief
Financial Officer
919-963-2177